Exhibit H.6

                              SECOND AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

                               SECOND AMENDMENT TO
                 AMENDED AND RESTATED FINANCIAL AGENT AGREEMENT

THIS AMENDMENT made effective as of the 1st day of June, 1998 amends that certain Amended and Restated Financial Agent Agreement dated November 19, 1997, as amended March 23, 1998, by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H:

     WHEREAS, the parties hereto wish to amend Schedule A of the Agreement to reflect the recently approved fee structure:

     NOW, THEREFORE, in consideration of the foregoing premise, Schedule A is hereby replaced with the Schedule A attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 31st day of July, 1998.

                                  PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                                  PHOENIX EQUITY SERIES FUND
                                  PHOENIX INCOME AND GROWTH FUND
                                  PHOENIX INVESTMENT TRUST 97
                                  PHOENIX MULTI-PORTFOLIO FUND
                                  PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                                  PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                                  PHOENIX SERIES FUND
                                  PHOENIX STRATEGIC ALLOCATION FUND, INC.
                                  PHOENIX STRATEGIC EQUITY SERIES FUND
                                  PHOENIX WORLDWIDE OPPORTUNITIES FUND


                                  By: /s/ Michael E. Haylon
                                      ------------------------------
                                      Michael E. Haylon
                                      Executive Vice President

                                  PHOENIX EQUITY PLANNING CORPORATION


                                  By: /s/ Philip R. McLoughlin
                                      ------------------------------
                                      Philip R. McLoughlin
                                      President

                                   Schedule A

                              Revised Fee Schedule

                Fee Information For Services as Financial Agent



For its services hereunder Financial Agent shall be paid a fee equal to the sum of (1) the documented cost of fund accounting and related services provided by PFPC, Inc., as subagent, to Financial Agent, plus (2) the documented cost to Financial Agent to provide financial reporting and tax services and oversight of subagent's performance.

The current PFPC fees are attached hereto and made a part hereof.

                               PFPC Fee Schedule

            Assets Under Management                         Fees
           ---------------------------------------------------------
               $0 - $200,000,000                          0.0850%
           ---------------------------------------------------------
             $200 - $400,000,000                          0.0500%
           ---------------------------------------------------------
             $400 - $600,000,000                          0.0300%
           ---------------------------------------------------------
             $600 - $800,000,000                          0.0200%
           ---------------------------------------------------------
             $800 - $1,000,000,000                        0.0150%
           ---------------------------------------------------------
             greater than $1,000,000,000                  0.0125%
           ---------------------------------------------------------
             Minimum Fund Fee                             $84,000
           ---------------------------------------------------------
             Additional Class                             $12,000
           ---------------------------------------------------------


Existing Portfolios:
---------------------
Asset Based Fees less than $50MM WAIVED
Class Fees - WAIVED
Minimum Fund Fees - WAIVED

New Portfolios (First Year):
-----------------------------
Asset Based Fees less than $50MM - 50% WAIVED
Class Fees less than $25MM per Class - WAIVED
Minimum Fund Fees - WAIVED

New Portfolios (There After):
------------------------------
Asset Based Fees less than $50MM - 25% WAIVED
Class Fees less than $25MM per Class - 50% WAIVED
Minimum Fund Fees less than $50MM - 50% WAIVED
Minimum Fund Fees $50-100MM - 25% WAIVED

Variable Unit Investment Trust Valuation and Reporting
-------------------------------------------------------
$1,500 per Unit Investment Trust